SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 2, 2014

THINSPACE TECHNOLOGY, INC.

 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5535 S. Williamson Blvd, Unit 751
Port Orange, FL 32128
(Address of principal executive offices) (zip code)

 786-763-3830
(Registrant's telephone number)

____________________
(Former name and address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 2, 2014, Thinspace Technology Ltd (“Thinspace UK”), a wholly-owned subsidiary of Thinspace Technology, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Goldcrest Distribution Limited (“Goldcrest”). Pursuant to the Purchase Agreement, Thinspace UK may, for a period of one year commencing upon the execution of the Purchase Agreement, upon receipt of orders from customers, request funding for such orders from Goldcrest, which Goldcrest may provide in its discretion, in an aggregate amount of up to £1.8 million (approximately USD$3.02 million). The Purchase Agreement was entered into in connection with a purchase order received by Thinspace UK in the amount of £2,307,357.

Pursuant to the Purchase Agreement, Thinspace UK paid Goldcrest an establishment fee of £36,150 and agreed to pay a transaction fee of 3% for a transaction period of 3 months for advances under the Purchase Agreement.

Thinspace UK’s obligations under the Purchase Agreement will be secured by a debenture over the assets of Thinspace UK and personal guarantees executed by Owen Dukes and Robert Zysblat, the Company’s Chief Executive Officer and President, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Facility Letter
99.2	Stock Purchase Agreement
99.3	Debenture
99.4	Guaranty and Indemnity

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THINSPACE TECHNOLOGY, INC.

Dated: April 11, 2014	By:	/s/ Robert Zysblat
Name: Robert Zysblat
Title: President